EXHIBIT 10.4

                              EMPLOYMENT AGREEMENT


      THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into this _____ day of April, 1996, by and between SPORTS & RECREATION, INC., a Delaware corporation (hereinafter called "Employer"), and RAYMOND P. SPRINGER (hereinafter called "Employee").

      WHEREAS, Employer desires to employ Employee, and Employee desires to accept his employment, subject to the terms and conditions contained herein.

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound thereby, agree as follows:

                                   WITNESSETH:

      1. EMPLOYMENT. Employer hereby agrees to employ Employee, and Employee hereby accepts employment with Employer upon the terms and conditions hereinafter set forth (such period of time being hereinafter referred to as the "Initial Term").

      2. TERM.

            (a) INITIAL TERM. Subject to the provisions of resignation and termination as hereinafter provided, the term of this Agreement shall commence on April 15, 1996 (the "Start Date") and shall terminate on April 14, 1998.

            (b) AUTOMATIC RENEWAL. Subject to the termination provisions hereof, on each anniversary of the Start Date, this Agreement shall automatically renew for an additional one (1) year term, unless either party has provided to the other party hereto, prior to the February 1 immediately preceding such anniversary of the Start Date, written notice of an intention not to renew this Agreement.

      3. DUTIES. The Employee is engaged as the Employer's Executive Vice President and Chief Financial Officer and shall have such duties, responsibilities and accommodations as the Employer's Board of Directors and Chief Executive Officer shall designate to that position, together with such other duties as are consistent with such position and may be assigned to him, from time to time, by the Chief Executive Officer of Employer.

      4. EXTENT OF SERVICE. Employee shall exclusively devote his entire working time, energy and attention to his duties in connection with Employer, provided that the Employee may (i) make passive investments in entities which are not publicly traded and which are not competitive with the company or suppliers of goods or services to Employee, (ii) own up to 2% of the outstanding equity securities of any entity which is publicly traded on a


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national securities exchange or on the Nasdaq Stock Market, and (iii) with the approval of the Chief Executive Officer, serve on boards for or engage in activities of a community, civic or public interest nature.

      5. COMPENSATION AND BENEFITS. During the term of this Agreement, Employer shall pay to Employee the following compensation, which shall be payable in accordance with Employer's normal payroll policies applicable to all of Employer's employees:

            (a) BASE SALARY. During the period from the Start Date through April 14, 1999, an annual salary of no less than $180,000 U.S. (the "Annual Base Salary" or "Base Salary"), provided that the Board of Directors in its sole discretion may increase such Annual Base Salary at any time during the term of this Agreement and upon such increase the increased salary shall become the new Annual Base Salary from the effective date of such increase forward;

            (b) BONUS. In addition to the Annual Base Salary, the Employee shall be entitled to such bonus or bonuses as the Board of Directors shall from time to time determine; provided, however, that the bonus for the first year of this agreement will be no less than $90,000 (the "Minimum First Year Bonus") paid on a pro rata basis with each regular pay period commencing on the first pay period after the Start Date. Subject to agreement between the employee, the Chief Executive Officer and the compensation committee of the Board of Directors as to the target performance criteria for the year (the "Annual Target Performance Criteria"), bonuses after the first year will be payable based on attainment of such Annual Target Performance Criteria for Employee's position.

      (c) STOCK OPTION GRANTS FOR 1996. In addition to the Base Salary and bonus set forth in subsections (a) and (b) above, the Employer shall grant, effective as of the same date as this Agreement, stock options to purchase 150,000 shares of the Employer's stock (the "1996 Option") of which options to purchase 54,236 shares of Employer's stock is intended to be Incentive Stock Options ("ISOs") as that term is defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") to the extent the aggregate exercise price of the common stock of Employer for which such options are exercisable for the first time during any calendar year equals or is less than $100,000.00, with the balance of such options which become exercisable for the first time in any calendar year being designated as nonqualified options. Such stock options shall be granted to Employee in accordance with Employer's 1989 Stock Incentive Plan, will be exercisable for ten years from the date of grant and the exercise price will be $6.875 per share (which was the closing price of the Employer's shares on the New York Stock Exchange on the day prior to the day Employee began employment with the Employer). The 1996 Options will vest as follows: options

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      to purchase 60,000 shares will vest on April 14, 1998, and additional options to purchase 30,000 shares will vest on April 14th of each year following 1998 ending with April 14, 2001. Pursuant to Internal Revenue Code Section 422(d), the value of shares of employer stock that can be exercised for the first time by a taxpayer in any one year under an ISO cannot exceed $100,000, based on the fair market value of the stock on the date of grant. Consequently, the breakdown between ISOs and NQSOs for this grant is as follows:

                   1998        1999        2000        2001        TOTAL
                  ------      ------      ------      ------      -------

      ISOs        13,559      13,559      13,559      13,559       54,236
      NQSOs       46,441      16,441      16,441      16,441       95,764
                  ------      ------      ------      ------      -------

                  60,000      30,000      30,000      30,000      150,000
                  ======      ======      ======      ======      =======

      (d) STOCK OPTION GRANTS FOR 1997 THROUGH 1999. In addition to the 1996 Options, the Employer agrees that if Employee remains employed by Employer on such date, it will grant to Employee options to purchase additional shares of its common stock as follows:

             (i) on April 15, 1997, and effective on such date (the "1997 Grant Date"), an option to purchase an aggregate of thirty thousand (30,000) shares of common stock of the Employer at an exercise price per share equal to the fair market value of a share of such stock as determined under the terms of the plan pursuant to which the option is granted, vesting as follows: options to purchase 12,000 shares shall vest on April 14, 1999; options to purchase an additional 6,000 shares shall vest on April 14, 2000; options to purchase an additional 6,000 shares shall vest on April 14, 2001; and options to purchase an additional 6,000 shares shall vest on April 14, 2002;

            (ii) on April 15, 1998, and effective on such date (the "1998 Grant
             Date") an option to purchase an aggregate of thirty thousand (30,000) shares of common stock of the Employer at an exercise price per share equal to the fair market value of a share of such stock as determined under the terms of the plan pursuant to which the option is granted, vesting as follows: options to purchase 12,000 shares shall vest on April 14, 2000; options to purchase an additional 6,000 shares shall vest on April 14, 2001; options to purchase an additional 6,000 shares shall vest on April 14, 2002; and options to purchase an additional 6,000 shares shall vest on April 14, 2003;

            (iii) as many options as possible up to a maximum of one-half of each grant under this subparagraph 5(d) is intended to be ISOs, and the balance is intended to be nonqualified stock options, with the precise number of

                                      -3-

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             those that are ISOs to be determined as follows: to the extent the aggregate exercise price of the Employer's Common Stock for which ISOs granted to Employee are exercisable for the first time during any calendar year exceeds $100,000, then the balance of options which become exercisable for the first time during such calendar year shall be non-qualified stock options.

      (e) OPTIONS GRANTED SUBJECT TO PLAN AVAILABILITY. The parties hereto acknowledge that there currently may not be a sufficient number of shares of the Employer's Common Stock reserved under the 1989 Plan to cover the options which the Employer has agreed to grant to Employer under this Agreement. The Employer hereby agrees to increase the number of shares available under the 1989 Plan to cover such options or to adopt one, or more than one, new stock option plan that has a sufficient number of shares to cover such options on a timely basis and to take all reasonable steps to qualify such plan and such options for an exemption under Rule 16b-3 of Section 16(b) of the Securities Exchange Act of 1934, as amended, or any successor to such rule.

      (f) STOCK PURCHASE ASSISTANCE PROGRAM. As an additional benefit, until June 30, the Employer will sell to the Employee up to 30,545 shares of the Employer's common stock at a purchase price equal to $6.875 per share, which is the closing price of Employer's shares on the day prior to the Start Date. For each $1.00, up to seventy thousand dollars ($70,000), that Employee spends to purchase Employer Common Stock from the Employer pursuant to this Section 5(f), the Employer will loan Employee $2.00, up to $140,000, to purchase the shares of Common Stock. Such loan shall be represented by a promissory note, in substantially the same form as Exhibit B attached hereto, providing for annual payments of interest at a per annum rate equal, at the date such note is issued, to the most recently published "federal long-term rate" within the meaning of Section 1274(d)(1)(A) of the Code, with principal and all accrued but unpaid interest due on the fifth anniversary date of the execution and delivery of such note. Employee understands and agrees that the issuance of such shares will not be registered under the Securities Act of 1933, as amended (the "Securities Act"), will be "Restricted Shares" within the meaning of Rule 144(d) of the Securities Exchange Commission, and will be issued in reliance upon an exemption from such registration set forth in Section 4(2) of the Securities Act in reliance upon the Employee's representation that he is purchasing such shares for the purpose of investment and not with a view to or intent to distribute them to or hold them on behalf of any other person. According such shares will be issued with a legend affixed thereto as follows:

            THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES LAWS OF THE UNITED STATES, THE

                                      -4-

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            STATE OF FLORIDA, OR ANY OTHER STATE OR COUNTRY. THEY HAVE BEEN
            ACQUIRED FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER FEDERAL AND APPLICABLE STATE AND FOREIGN SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED.

      The Employee agrees that he shall make in writing such investment representations as the Employer requires to comply with the provisions of section (d) of Rule 144 under the Securities Act or any amended or successor Rule covering the same subject matter ("Rule 144"). The Employer agrees that it will promptly, upon request by Employee, remove the legends referred to above from the certificate or certificates representing the Restricted Shares at such time as the Restricted Shares are no longer subject to either the restrictions contained herein or the holding period provisions of Rule 144(d); provided that in connection with any such request Employee agrees to make such filings and observe any other relevant limitations under such Rule and any state securities laws that may be required in connection with any sale of such Restricted Shares thereafter.

      (f) OTHER BENEFIT PROGRAMS. During the term of this Agreement, Employee shall be entitled to participate in Employer's executive benefit program available for senior executive officers as it may exist from time to time.

      6.    TERMINATION.

            (a) TERMINATION WITH OR WITHOUT CAUSE. The foregoing notwithstanding, this Agreement is not to be considered an agreement for a fixed term or as a guarantee of continuing employment. Accordingly, subject to the provisions of Sections 7 and 8 hereof, Employee's employment may be terminated by Employer with or without Cause (as hereinafter defined) upon immediate written notice to Employee at any time during the term of this Agreement. In the event that such termination is for Cause, Employee shall be paid the bi-weekly portion of his annual base pay then due through the date of such termination and shall be entitled to no other benefits or salary from that date forward. Additionally, Employee's employment shall automatically terminate upon his death or upon a determination that he is permanently disabled. Employee may resign as an officer and, if applicable, director and terminate his employment at any time upon 30 days' written notice to Employer. Upon any such termination, Employee shall immediately return any and all property and records belonging to Employer which are in Employee's possession and shall vacate Employer's offices in a prompt and professional manner. In addition to the foregoing, upon termination of Employee's employment with

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      Employer for any reason, Employee shall resign immediately as an officer and, if applicable, director of Employer and any subsidiary of Employer unless Employer indicates in writing to Employee its desire that Employee retain any such position. The foregoing notwithstanding, in the event of Employee's termination whether or not for Cause, Employee shall be entitled to receive all benefits which are accrued, vested and earned up to the termination date under the terms of any existing benefit plan such as the vested balance of the employee's account under any retirement or deferred compensation plan and any benefits which are legally required to be provided after termination such as COBRA benefits (the "Legally Earned or Required Benefits").

            (b) TRANSITION SERVICES. Upon a termination of employment, whether by Employee or by Employer, with or without Cause, Employee shall cooperate with Employer in order to insure an orderly and businesslike transfer of Employee's duties to other personnel designated by the Employer. Additionally, Employee shall make himself available at reasonable times upon reasonable notice to consult with Employer and assist Employer with respect to (i) any matters for which Employer requests such assistance for a period of ninety (90) days after such termination, and (ii) any litigation or governmental or quasi-governmental agency investigation which may be pending at the time of termination or implemented after termination which relates to any period during which Employee was employed by Employer for the period during which severance or Change of Control (as hereinafter defined) benefits are being paid; provided, that, in either case, Employer shall reimburse Employee for any reasonable out-of-pocket expense incurred by Employee at Employer's request in connection with such consultation or assistance, and with respect to (ii), Employer shall schedule such consultation at times which will not interfere with any subsequent employment which Employee has obtained and such consultation shall not require more than an average of two days per month without Employee's consent. A breach of the foregoing provisions by Employee shall be deemed to be a material breach of this Agreement.

      7. SEVERANCE OR CHANGE OF CONTROL BENEFITS. If during the term of this Agreement, (a) Employee's employment is terminated (i) by the Employer other than for Cause, as defined below, (ii) by the Employee as a result of the occurrence of a Constructive Termination Event, as defined below, which has not been cured by the Employer within 30 days of receipt of written notice from the Employee that such event has occurred, or (iii) as a result of the Employee's death or Permanent Disability, as defined below, or (b) during the one year period after the occurrence of a Change of Control, as defined below, either Employee terminates his employment or has his employment terminated for any reason, other than one involving theft or misappropriation of Employer funds, then, upon the occurrence of such termination, Employer shall pay to the Employee (or the Employee's estate in the event of death)

                                      -6-

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in satisfaction of and in lieu of any and all claims which Employee may have against Employer for salary and benefits under this Agreement, an amount equal to the greater of (i) the Base Salary remaining to be paid throughout the unexpired term of this agreement assuming that the agreement is not renewed pursuant to the provisions of Section 2(b) above or (ii) the Employee's annual compensation (defined for purposes of this section as the total of Employee's Base Salary and Bonus for the twelve months preceding the date of such termination; provided, however, Employer shall not be obligated to pay any severance or Change of Control benefit until Employee (or Employee's personal representative in the event of Employee's death or legal guardian in the event of permanent disability which causes Employee to be unable to do so) has delivered to Employer a complete and unconditional release, in form reasonably satisfactory to Employer, releasing Employer from any and all claims which Employee may have against Employer as a result of any occurrence during Employee's employment and including, but not limited to, any claim for wrongful termination (the "Employee Release"). The foregoing notwithstanding, the Employee Release shall not release the Employer from any of its post termination obligations under this Agreement. Such severance or Change of Control benefit shall be paid in bi-weekly installments over the greater of (i) the remaining term of the Agreement assuming that the agreement is not renewed pursuant to the provisions of Section 2(b) above or (ii) the one year period following such termination. Anything to the contrary in the foregoing notwithstanding, Employer shall never be obligated to pay more than one severance benefit or one Change of Control benefit hereunder. Accordingly, if Employee is entitled to a Change of Control benefit under this paragraph, Employee shall not be entitled to a severance benefit for any event which arises after the Change of Control and likewise if Employee is entitled to a severance benefit hereunder, Employee shall not be entitled to a Change of Control benefit as a result of a Change of Control which occurs after such severance. Upon receipt of the Employee Release, the Employer will deliver to Employee a complete and unconditional release releasing the Employee from any and all claims which the Employer may have against the Employee other than claims forembezzlement, misappropriation, theft or fraud (the "Employer Release"). The foregoing notwithstanding, the Employer Release shall not release the Employee from any of his post-termination obligations under this Agreement including but not limited to the Restrictive Covenants of Sections 9 and 10. As used herein:

            (A) the term "Cause" means (i) the Employee's violation of his fiduciary duty to the Employer, (ii) gross or wilful failure by the Employee to perform the duties of Employee's position, (iii) the Employee's habitual unexcused absence over an extended period, (iv) the Employee's disloyalty or insubordination, or other similar misconduct which is of the nature of disloyalty or insubordination, (v) embezzlement or misappropriation of Employer funds by the Employee, (vi) the conviction of the Employee of a crime involving a felony, or (vii) the Employee's commission of an act involving sexual

                                      -7-

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      harassment or similar serious breach of conduct involving moral turpitude, provided that in the event of a termination for Cause involving insubordination or disloyalty or other similar conduct which is of the nature of disloyalty or insubordination, the Employer shall give the Employee written notice of the conduct constituting such Cause and the Employee shall have thirty (30) days to correct such conduct. If Employee fails to correct such conduct within such 30-day period, such conduct will be deemed to be Cause;

            (B) the term "Constructive Termination Event" means action by the Employer which is directed at the Employee specifically and not at all employees generally and which has the effect of significantly reducing the Employee's compensation, employment responsibilities, authority, or the accommodations in which the Employee performs his job;

            (C) the term "Permanent Disability" means the permanent mental or physical inability of the Employee to perform with reasonable accommodation the essential duties of Employee's position as existing on the date of this Agreement which condition causes the Employee to be unable to perform the duties of his office for shorter of a period of 120 consecutive days or 180 days in any twelve-month period;

            (D) the term "Change of Control" means the first to occur of:

                  (i) the cumulative acquisition by any person (as that term is defined in Section 13 (d) and 14 (d)(2) of the Securities Exchange Act of 1934, as amended, but excluding Employer, any wholly owned subsidiary of Employer or any employee benefit plan of Employer) during the term of this Agreement of twenty-five percent or more of the voting securities of Employer either directly or indirectly. For purposes of this determination, the attribution provisions of
            Section 318 of the Code, as amended, shall be used to determine the voting stock indirectly owned by a person; or

                  (ii) any transaction or series of transactions (including but not limited to any tender offer, exchange offer, merger or other business combination, sale of assets or other similar transaction) occurring during the term of this Agreement, the result of which is that less than a majority of the combined voting power of the then outstanding securities of the Employer or any successor to the Employer resulting from such transaction or series of transactions are held in the aggregate by holders of the Employer's securities entitled to vote generally in the election of directors of Employer immediately prior to such transaction or the beginning of the series of transactions; or

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                  (iii) during the period of this Agreement, individuals who at the date of execution of this Agreement constitute the Board of Directors of the Employer cease for any reason to constitute at least a majority of the Board of Directors of the Employer, unless the election, or the nomination for election by the Employer's stockholders, of each successor to such director or each additional director elected during the term of this agreement was approved by a vote of at least two-thirds of the directors still in office who were directors of the Employer at the date of this Agreement and those who were nominated and elected by such directors in compliance with this provision.

      8. EFFECT OF TERMINATION WITHOUT CAUSE OR CHANGE OF CONTROL ON OPTIONS AND EXCISE TAXES.

            (a) OPTIONS. In the event of a Change of Control or Employer's termination of Employee's employment without cause, all options granted to Employee prior to such Change of Control or termination without cause shall immediately vest and be exercisable by Employee, regardless of Employee's employment or termination of employment with Employer.

            (b) EXCISE TAX. In the event that any payment to be received by the Employee in connection with a Change of Control of Employer or the termination of his employment by Employer would be subject to an excise tax pursuant to Section 4999 of the Code, whether in whole or in part, as a result of being an "excess parachute payment" with the meaning of such term in Section 2806(b) of the Code the amount payable under this subparagraph (c) shall be reduced so that no portion of such payment or the value of such acceleration rights is subject to excise tax pursuant to
      Section 4999 of the Code. If the amount necessary to eliminate such excise tax exceeds the amount otherwise payable under this Section 11(c), no payment shall be made under this paragraph and no further adjustment shall be made. Notwithstanding the preceding sentence, (a) no portion of such payment or any acceleration right which tax counsel, selected by Employer's independent auditors and acceptable to Employee, determines not to constitute a "parachute payment" within the meaning of Section 2806(b)(2) of the Code will be taken into account and (b) no portion of the total of Employee's Base Salary and Bonus which tax counsel selected by Employer's independent auditors and acceptable to the Employee determines to be reasonable compensation for services rendered within the meaning of Section 2806(b)(4) of the Code will be taken into account.

      9. NON-COMPETITION AND TIME RESTRICTED ACTIVITIES. During the term of this Agreement and for a period of one year after the termination of the Employee's employment hereunder (the "Restricted Period"), without the written consent of the Employer, Employee shall not either directly or indirectly:

                                      -9-

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            (a) engage (whether for his own account or as a partner, joint venturer, employee, consultant, agent, contractor, officer, director or shareholder or otherwise) in any business which operates a retail sporting goods store located within a 50-mile radius of any retail sporting goods store operated by the Employer while Employee was employed by Employer, provided that the foregoing shall not be deemed to prohibit Employee from purchasing and owning securities of a company traded on a national securities exchange or on the Nasdaq Stock Market with which Employee has no relationship so long as such ownership does not exceed 2% of the outstanding stock of such company. For purposes of the foregoing, a retail sporting goods store shall be deemed to be any store which sells sporting goods as its principal business regardless of the format or size of the store or the variety of the sporting goods offered for sale; or

            (b) solicit, contact or encourage (i) any person who is an exempt employee of the Employer or of any division or subsidiary of the Employer or (ii) any supplier, vendor, agent or consultant to the Employer, to terminate its, his, or her relationship with the Employer;

            (c) make any derogatory, defamatory or negative statement about the Employer or any of its officers, directors, or employees to the press, to any part of the investment community, to the public, or to any person connected with, employed by or having a relationship to the Employer, provided that nothing contained herein shall be deemed to prohibit full and frank discussions of the Employer and its subsidiaries and its affairs in any Board of Directors meeting of the Employer;

            (d) wilfully interfere with or disrupt the Employer's operations; or

            (e) assist, advise or provide information or support, whether financial or otherwise, to any person in connection with any proxy contest, action by written consent or vote, the purpose of which is to elect a director or slate of directors who were not nominated by the then sitting Board of Directors of the Employer, provided, however, that nothing contained herein shall require the Employee to vote any shares held by him in any particular manner.

      10. NONDISCLOSURE OF CONFIDENTIAL INFORMATION AND TRADE SECRETS. While employed by Employer and after termination of such employment for the Applicable Period as defined below, Employee shall not disclose, either directly or indirectly, any Confidential Information or Trade Secrets to any other person or otherwise use such Confidential Information or Trade Secrets for any purpose except in connection with his employment with the Employer. For purposes of the foregoing, the term Trade Secret has the meaning ascribed thereto in Section 688.002(4), Florida

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Statutes, or any revision or successor thereto, and Confidential Information means any technical or nontechnical data, formula, pattern, compilation, program, device, method, technique, drawing, process, know-how, financial data, financial plan, marketing plan, expansion plan, cost analysis, list of suppliers or employees, or other proprietary information which is proprietary, secret and confidential and is not readily and legally available to the public from sources other than the Employer which is not classified as a Trade Secret. The term "Applicable Period" shall mean two years with respect to disclosure of Confidential Information and the period during which a claim may be brought under Florida Statutes Chapter 688 or any revision or successor thereto with respect to disclosure of Trade Secrets.

      11. SPECIAL INTERPRETIVE AND ENFORCEMENT PROVISION. The prohibited activities set forth in Sections 9 and 10 above are herein defined as "Restricted Activities" and the covenants set forth therein are herein defined as "Restrictive Covenants". If a court determines that any Restricted Activity is not enforceable or is unreasonable, arbitrary or against public policy, the Restricted Activity and the related Restrictive Covenant shall be considered divisible both as to time and geographic area, if applicable, so that the Employer shall be authorized to enforce such Restrictive Covenant for such lesser time and if applicable lesser geographic area as the court determines to be reasonable, non-arbitrary and not against public policy. In the event of a breach or violation or threatened breach or violation by Employee of the provisions of any of these Restrictive Covenants, Employer shall be entitled to an injunction (without the provision of bond by Employer) restraining Employee from directly or indirectly engaging in the Restricted Activities in breach or violation of these Restrictive Covenants, and restraining Employee from rendering any services to or participating with any person, firm, corporation, association, partnership, venture or other entity which would constitute a violation of a Restrictive Covenant. Nothing herein shall be construed as prohibiting Employer from pursuing any other remedies available to it by law or by this Agreement for breach, violation or threatened breach or violation of the provisions of these Restrictive Covenants, including, by way of illustration and not by way of limitation, the recovery of damages from Employee or any other person, firm, corporation or entity. The provisions of these Restrictive Covenants shall survive the termination of this Agreement for the purpose of providing Employer with the protection of the covenants of Employee provided herein. Should an action have to be brought by Employer against Employee to enforce the Restrictive Covenants of Section 9, the period of restriction applicable to such covenant shall be deemed to begin running on the date of entry of an order granting Employer preliminary injunctive relief and shall continue uninterrupted for the original intended period of one year. Employee acknowledges and agrees that the intent and purpose of the Restrictive Covenants in Section 10 is to preclude Employee from engaging in the Restricted Activities for a full year and that such purpose and effect would be frustrated by measuring the period of restriction from the date of termination of Employee's

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employment where Employee failed to honor these Restrictive Covenants until directed to do so by court order.

      13. CESSATION OF BENEFITS. In the event that (i) Employee materially breaches Employee's agreements contained herein after a severance or Change of Control benefit becomes payable hereunder and such breach is not cured to Employer's satisfaction within ten (10) days of written notice thereof, (ii) Employee asserts in any litigation that the Restrictive Covenants or the Employee Release is unenforceable for any reason, or (iii) facts come to the attention of the Employer which prove Employee, while employed by Employer, was guilty of committing an act involving embezzlement, misappropriation, theft or fraud, in addition to any other remedy which Employer may have as a result thereof, Employer shall be entitled to stop paying any severance or Change of Control benefit then being paid and discontinue the payment of any other benefits to Employee hereunder from and after the date of such event.

      14. NOTICES. Any notices, consents, approvals or waivers which are to be given to any party to this Agreement by any other party or parties to this Agreement shall be in writing, shall be properly addressed to the party to whom such notice is directed, and shall be either actually delivered to such party or sent by United States mail, return receipt requested. Notices shall be addressed to the parties as follows:

            NAME                          ADDRESS
            ----                          -------

            Employer                Sports & Recreation, Inc.
                                    4701 West Hillsborough Avenue
                                    Tampa, Florida  33614
                                    Attention:  Stephen Bebis

            Employee                Raymond P. Springer
                                    18210 Clear Lake Drive
                                    Lutz, Florida  33549

      15. LITIGATION FORUM. The parties hereto agree that this Agreement shall be deemed for all purposes to have been entered into in Hillsborough County, Florida. The parties hereto agree that all actions or proceedings, directly or indirectly, arising out of or related to this Agreement or contesting the validity or applicability of this Agreement shall be litigated exclusively in the Circuit Court in and for Hillsborough County, Florida, or the United States District Court for the Middle District of Florida, Tampa Division.

      16. EXPENSES OF ENFORCEMENT. In the event of any legal proceeding arising directly or indirectly from this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees and costs from the non-prevailing party (at both the trial and appellate court levels).

      17.  MISCELLANEOUS.

            (a) ENTIRE AGREEMENT. This Agreement, including all exhibits and schedules hereto as referenced herein, constitutes the entire agreement between the parties hereto pertaining to the subject matters hereof, and supersedes all negotiations, preliminary agreements, and all prior and contemporaneous discussions and understandings of the parties in connection with the subject matters hereof. Except as otherwise herein provided, no covenant, representation or condition not expressed in this Agreement, or in an amendment hereto made and executed in accordance with the provisions of subsection (b) of this section, shall be binding upon the parties hereto or shall affect or be effective to interpret, change or restrict the provisions of this Agreement.

            (b) AMENDMENTS AND WAIVERS. No change, modification, waiver or termination of any of the terms, provisions, or conditions of this Agreement shall be effective unless made in writing and signed or initialed by all parties hereto. Any waiver of any breach of any provision of this Agreement shall operate only as to the specific breach waived and shall not be deemed a waiver of any other breach, whether occurring before or after such waiver.

            (c) GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of Florida, without reference to principles of choice or conflict of law thereunder.

            (d) SEPARABILITY. Except as provided in Section 11 hereof, if any section, subsection or provision of this Agreement or the application of such section, subsection or provision is held invalid, the remainder of this Agreement and the application of such section, subsection or provision to persons or circumstances, other than those with respect to which it is held invalid, shall not be affected thereby.

            (e) HEADINGS AND CAPTIONS. The titles or captions of sections and subsections contained in this Agreement are provided for convenience of reference only, and shall not be considered a part hereof for purposes of interpreting or applying this Agreement; and, therefore, such titles or captions do not define, limit, extend, explain, or describe the scope or extent of this Agreement or any of its terms, provisions, representations, warranties, conditions, etc., in any manner or way whatsoever.

            (f) GENDER AND NUMBER. All pronouns and variations thereof shall be deemed to refer to the masculine, feminine or neuter and to the singular or plural as the identity of the person or entity or persons or entities may require.

            (g) BINDING EFFECT ON SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, heirs and assigns, provided that the rights and obligations of Employee hereunder are personal to Employee and may not be assigned or transferred without the consent of Employer except in the event of a transfer upon death pursuant to a will or the laws of intestate succession.

            (h) CONTINUANCE OF AGREEMENT. The rights, responsibilities and duties of the parties hereto and the covenants and agreements herein contained shall survive the execution hereof, shall continue to bind the parties hereto, and shall continue in full force and effect until each and every obligation of the parties hereto, pursuant to this Agreement, shall have been fully performed.

      IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above-written.

WITNESSES:                          SPORTS & RECREATION, INC.


__________________________                By: _______________________

                                          Its: Duly Authorized Officer

__________________________                        "EMPLOYER"



__________________________                __________________________
                                          Raymond P. Springer,
                                            individually

__________________________                        "EMPLOYEE"